Exhibit 99.1
Release:
Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc., Reports Fourth-Quarter and Fiscal-Year 2010
Financial Results
Delivers 10.6% revenue growth and
21.9% diluted adjusted EPS growth to $0.39 for 4Q 2010
JERSEY CITY, N.J., February 28, 2011 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (Nasdaq: VRSK), a leading source of information about risk, today announced results for the fourth quarter and fiscal year ended December 31, 2010:
Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Diluted GAAP earnings per share (diluted GAAP EPS) were $0.37 for fourth-quarter 2010 and $1.30 for fiscal-year 2010. Diluted adjusted earnings per share (diluted adjusted EPS) were $0.39 for fourth-quarter 2010 and $1.40 for fiscal-year 2010, an increase of 21.9% and 15.7%, respectively, versus the same periods in 2009.

•	Total revenue increased 10.6% for the fourth quarter and 10.8% for fiscal-year 2010. Growth in the fourth quarter was driven by a 16.5% increase in Decision Analytics revenue. Risk Assessment revenue grew 4.5% for fourth-quarter 2010. Excluding the impact of recent acquisitions, total revenue grew 8.9% and 9.8% for the fourth quarter and fiscal-year 2010, respectively.

•	Adjusted EBITDA increased 9.0% to $131.4 million for fourth-quarter 2010 and 13.6% to $508.5 million for fiscal-year 2010.

•	Net income was $65.9 million for fourth-quarter 2010 and $242.6 million for fiscal-year 2010, an increase of 91.6%. Adjusted net income increased 16.8% to $70.0 million for fourth-quarter 2010 and 18.1% to $261.1 million for fiscal-year 2010.

•	In the fourth quarter, the company acquired two businesses, Crowe Paradis Services Corporation (Crowe Paradis) and 3E Company (3E) for a total purchase price of approximately $200 million. In fiscal 2010, the company repurchased a total of $437 million of its common stock through open market and other repurchases.

Frank J. Coyne, chairman and CEO, said, “As we look back on 2010, we are pleased to have accomplished many of our goals, including completing three strategic acquisitions, consummating a significant capital markets transaction to provide shareholder liquidity, and investing in new initiatives to position us for future growth. We have continued to execute on our strategy and focus on shareholder value, as reflected in the more than $400 million of stock repurchases in 2010.”
“Our fourth-quarter and fiscal-year 2010 performance was strong despite the headwinds of continued weakness in our insurance customer base. We made significant progress in continuing to cross-sell our Decision Analytics solutions into our customer base, which includes all top 100 property/casualty carriers in the United States. We grew our insurance-facing solutions in Decision Analytics almost 16% in the fourth quarter. And we are excited about adding new solutions to the value we bring to the insurance industry such as those from our acquisition of Crowe Paradis,” continued Coyne.
“Our mortgage solutions continued to win new customers and to capitalize on the current record high level of need for forensic audit services while also growing underwriting customers. However, we are anticipating lower volumes of applications and originations in the market in 2011 and we expect forensic audit need will decline over time. Nevertheless, we believe opportunity remains to win new customers in mortgage solutions.
“Healthcare continues to gain traction and we are hopeful that 2011 will result in enhanced growth of our analytics and fraud solutions. And with the acquisition of 3E in December, we are advancing our commitment to risk solutions for the supply chain,” concluded Coyne.
Summary of Results for Fourth-Quarter and Fiscal-Year 2010
Table 1

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

Revenues	$293,158	$265,126	10.6%	$1,138,343	$1,027,104	10.8%
EBITDA	$131,443	$59,837	119.7%	$508,496	$373,206	36.3%
Adjusted EBITDA	$131,443	$120,562	9.0%	$508,496	$447,499	13.6%
Net Income/(loss)	$65,893	$(6,445)	NM	$242,552	$126,614	91.6%
Adjusted Net Income	$69,974	$59,900	16.8%	$261,079	$221,081	18.1%
Diluted GAAP EPS	$0.37	$(0.03)	NM	$1.30	$0.70	85.7%
Diluted adjusted EPS	$0.39	$0.32	21.9%	$1.40	$1.21	15.7%
Revenue
Revenue grew 10.6% for the quarter and 10.8% for the fiscal year ended December 31, 2010. Excluding the impact of recent acquisitions (Enabl-u, Strategic Analytics, Crowe Paradis, and 3E for the fourth quarter and TierMed, Enabl-u, Strategic Analytics, Crowe Paradis, and 3E for fiscal 2010), revenue grew 8.9% for the quarter and 9.8% for fiscal-year 2010. Overall revenue growth was primarily the result of continued double-digit growth in Decision Analytics and solid growth in Risk Assessment. For fourth-quarter 2010, Decision Analytics revenue represented 53.3% of total revenue and 52.4% for fiscal-year 2010.

Table 2A

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

Decision Analytics revenues by category:
Fraud identification and detection solutions	$81,207	$73,325	10.7%	$320,781	$273,103	17.5%
Loss prediction solutions	43,620	36,626	19.1%	158,406	137,328	15.4%
Loss quantification solutions	31,329	24,092	30.0%	117,018	92,697	26.2%

Total Decision Analytics	$156,156	$134,043	16.5%	$596,205	$503,128	18.5%

Within the Decision Analytics segment, revenue grew 16.5% for the fourth quarter and 18.5% for the fiscal year ended December 31, 2010 and organic growth was 13.2% and 16.4%, respectively. Growth in the quarter was driven by solid performance across the three sub-segments, led by the continued strength of loss quantification solutions resulting from new customers and increased revenue from new solutions sold to existing customers.
Fraud identification and detection solutions revenue growth slowed to 10.7%, and 7.4% organically, in the fourth quarter. Growth was led by insurance-facing fraud solutions, while overall growth moderated versus the previous year and third quarter because of lower growth for mortgage fraud solutions. Lower forensic audits for mortgage insurers offset continued growth in underwriting mortgage solutions. For fiscal-year 2010, fraud identification and detection solutions revenue grew 17.5% and 15.6% organically.
Loss prediction solutions revenue grew 19.1% for the fourth quarter and 13.8% organically. For fiscal-year 2010, loss prediction grew 15.4% and 11.5% organically. The growth within this sub-segment in the fourth quarter was primarily due to performance of our core catastrophe modeling products and continued growth from our weather and climate risk analytics.
Loss quantification solutions revenue grew 30.0% for the fourth quarter and 26.2% for the year as a result of new customer contracts and new solutions. The higher growth rate in the fourth quarter resulted primarily from revenue from new customers and penetration of new solutions, such as contents estimation, into existing customers.
Table 2B

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%
Risk Assessment revenues by category:
Industry-standard insurance programs	$89,386	$84,727	5.5%	$353,501	$341,079	3.6%
Property-specific rating and underwriting information	34,338	32,939	4.2%	137,071	132,027	3.8%
Statistical agency and data services	7,478	7,465	0.2%	29,357	28,619	2.6%
Actuarial services	5,800	5,952	(2.6%)	22,209	22,251	(0.2%)

Total Risk Assessment	$137,002	$131,083	4.5%	$542,138	$523,976	3.5%

Within the Risk Assessment segment, revenue grew 4.5% for the quarter and 3.5% for the fiscal year ended December 31, 2010. The overall increase within this segment resulted primarily from an increase in 2010 invoices derived from continued enhancements to the content of industry-standard insurance programs’ solutions and the addition of new customers. The higher growth in the fourth quarter was driven by the industry-standard insurance programs sub-segment, including ISOnet distribution and premium leakage solutions.
Property-specific rating and underwriting information revenue grew 4.2% for fourth-quarter 2010 and 3.8% for the year, partially because of growth in the suite of commercial property services and community rating services, as well as growth in the geospatial underwriting platform, LOCATION Analyst.
Statistical agency and data services were flat in the fourth quarter and actuarial services declined slightly in the quarter because of the project-related nature of a portion of the business.

Cost of Revenue
Cost of revenue decreased 24.1% in fourth-quarter 2010 because of the absence of ESOP expenses in 2010 versus $44.4 million in fourth-quarter 2009. After excluding ESOP expense from fourth-quarter 2009 expenses, fourth-quarter 2010 cost of revenue increased 6.9% and after also excluding the impact of recent acquisitions, increased 4.8%. After excluding ESOP expense from the comparable period in 2009 and recent acquisitions, cost of revenue increased 1.8% for Risk Assessment and 7.0% for Decision Analytics in the fourth quarter.
Cost of revenue decreased 5.7% for the fiscal year ended December 31, 2010 because of the absence of ESOP expenses in 2010 versus $51.9 million in 2009. After excluding ESOP expense from 2009 expenses, 2010 cost of revenue increased 5.5% and after also excluding the impact of recent acquisitions, increased 4.1%. After excluding ESOP expense from the comparable period in 2009 and recent acquisitions, cost of revenue decreased 3.0% for Risk Assessment as the current expense base held steady and increased 10.0% for Decision Analytics in fiscal-year 2010 because of continued investment, largely due to increased personnel costs.
Selling, General, and Administrative
Selling, general, and administrative expense, or SG&A, decreased 12.8% in fourth-quarter 2010 because of the absence of ESOP expenses in 2010 versus $13.3 million in fourth-quarter 2009. After excluding ESOP expense from fourth-quarter 2009 expenses, fourth-quarter 2010 SG&A increased 17.2% and after also excluding the impact of recent acquisitions, increased 9.1%. After excluding ESOP expense from the comparable period in 2009 and recent acquisitions, SG&A increased 8.6% for Risk Assessment and 9.6% for Decision Analytics in the fourth quarter due to commissions and other incentive compensation.
SG&A increased 2.3% for the fiscal year ended December 31, 2010 and 12.9% excluding the accelerated ESOP allocation expense of $15.4 million that occurred in 2009 and after also excluding the impact of recent acquisitions, increased 9.6%. After excluding ESOP expenses from the comparable period in 2009 and recent acquisitions in 2010, SG&A increased 6.8% for Risk Assessment and 12.5% for Decision Analytics in fiscal 2010 due to commissions and other incentive compensation.
EBITDA and Adjusted EBITDA
For the fourth quarter, Adjusted EBITDA grew 9.0% to $131.4 million and grew 13.6% to $508.5 million for the fiscal year ended December 31, 2010 as shown in Table 3A. In 2010, EBITDA and Adjusted EBITDA do not reflect any ESOP allocation expense because of the accelerated ESOP allocation prior to the IPO in the fourth quarter of 2009.
The Adjusted EBITDA margin for the consolidated results in fourth-quarter 2010 was 44.8% compared with 45.5% in the comparable period of 2009 and 45.0% in third-quarter 2010. The slight decline in margin versus third-quarter 2010 was due to the recent acquisitions. The decline versus fourth-quarter 2009 was due to the benefit experienced in fourth-quarter 2009 from an insurance recovery paid to Verisk and savings in 401(k) costs due to the accelerated ESOP allocation, which contributed 1.4% to the 2009 margin.

The Adjusted EBITDA margin was 44.7% for the fiscal year ended December 31, 2010 compared with 43.6% for the year ended December 31, 2009, reflecting continued scaling of the business and a $9.5 million decrease in pension costs in fiscal 2010 versus the same period in 2009.
Table 3A

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

EBITDA	$131,443	$59,837	119.7%	$508,496	$373,206	36.3%
plus: ESOP allocation expense	—	57,720		—	67,322
plus: IPO-related costs	—	3,005		—	6,971

Adjusted EBITDA	$131,443	$120,562	9.0%	$508,496	$447,499	13.6%

EBITDA margin	44.8%	22.6%		44.7%	36.3%
Adjusted EBITDA margin	44.8%	45.5%		44.7%	43.6%
Adjusted segment EBITDA grew 2.6% for Risk Assessment and 17.4% for Decision Analytics in fourth-quarter 2010. Adjusted segment EBITDA grew 5.9% for Risk Assessment and 23.7% for Decision Analytics for the fiscal year ended December 31, 2010 as shown in Table 3B.
Adjusted EBITDA margin were 51.3% and 39.1% in fourth-quarter 2010 for Risk Assessment and Decision Analytics, respectively. The benefit in fourth-quarter 2009 of the insurance recovery and 401(k) savings was 2.1% on Risk Assessment Adjusted EBITDA margin and 0.8% on Decision Analytics Adjusted EBITDA margin. The fourth-quarter 2010 Adjusted EBITDA margin for Decision Analytics was also impacted by the recent acquisitions of Crowe Paradis and 3E, both of which were acquired in December 2010.
For fiscal 2010, Adjusted EBITDA margins were 49.5% and 40.3% for Risk Assessment and Decision Analytics, respectively.
Table 3B

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

Segment EBITDA:
Risk Assessment	$70,321	$33,812	108.0%	$268,417	$210,928	27.3%
EBITDA margin	51.3%	25.8%		49.5%	40.3%
Decision Analytics	$61,122	$26,025	134.9%	$240,079	$162,278	47.9%
EBITDA margin	39.1%	19.4%		40.3%	32.3%
Total EBITDA	$131,443	$59,837	119.7%	$508,496	$373,206	36.3%
EBITDA margin	44.8%	22.6%		44.7%	36.3%

Adjusted segment EBITDA:
Risk Assessment	$70,321	$68,507	2.6%	$268,417	$253,419	5.9%
Adjusted EBITDA margin	51.3%	52.3%		49.5%	48.4%
Decision Analytics	$61,122	$52,055	17.4%	$240,079	$194,080	23.7%
Adjusted EBITDA margin	39.1%	38.8%		40.3%	38.6%
Total adjusted EBITDA	$131,443	$120,562	9.0%	$508,496	$447,499	13.6%
EBITDA margin	44.8%	45.5%		44.7%	43.6%

Net Income and Adjusted Net Income
Net income increased 91.6% in fiscal-year 2010 driven by growth in the business and the added cost in fiscal-year 2009 of the $67.3 million noncash, nondeductible charge related to the accelerated ESOP allocation. Adjusted net income grew 16.8% for the fourth quarter and 18.1% in fiscal-year 2010.
The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on historical results:
Table 4

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

Net Income/(loss)	$65,893	$(6,445)	NM	$242,552	$126,614	91.6%
plus: Amortization of intangibles	6,916	7,635		27,398	32,621
plus: Medicare subsidy	—	—		2,362	—
plus: ESOP allocation expense	—	57,720		—	67,322
plus: IPO-related costs	—	3,005		—	6,971
plus: Minority investment impairment, net of tax	—	1,172		—	1,172
less: income tax effect on amortization of intangibles	(2,835)	(3,187)		(11,233)	(13,619)

Adjusted net income	$69,974	$59,900	16.8%	$261,079	$221,081	18.1%

Basic adjusted EPS	$0.41	$0.33	24.2%	$1.47	$1.26	16.7%

Diluted adjusted EPS	$0.39	$0.32	21.9%	$1.40	$1.21	15.7%

Weighted average shares outstanding
Basic	171,701,120	179,545,631		177,733,503	174,767,795

Diluted	179,394,531	188,479,023		186,394,962	182,165,661

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $336.0 million and increased $9.6 million, or 3.0%, for the fiscal year ended December 31, 2010 compared with the fiscal year ended December 31, 2009. This growth was primarily a result of a $64.8 million increase due to the improved profitability of the business, partially offset by $27.5 million due to working capital increase, and $15.0 million due to increased pension funding. The final payout and timing of certain discontinued performance-related plans, such as the phantom ESOP and the performance-based appreciation awards, also decreased operating cash flow in 2010, as did an increase in cash taxes paid commensurate with growth in taxable income.
Capital expenditures were $40.9 million in 2010, a decrease of $2.8 million over 2009 because certain projects were not repeated. Capital expenditures were 3.6% of revenue in 2010.
Net cash provided by operating activities less capital expenditures represented approximately 58% of EBITDA during fiscal 2010, reflecting the company’s strong cash flow conversion.
Share Repurchases
Verisk continued to balance its internal investment and acquisition initiatives with opportunities to repurchase its shares. In fiscal-year 2010, the company repurchased shares for a total cost of $437 million at an average price of $28.09.
In the fourth-quarter 2010, Verisk repurchased 10.4 million shares for a total purchase price of $287 million at an average price of $27.51, composed of 2.47 million Class A shares and 7.96 million Class B shares. The Class B repurchases included 7.3 million shares that were repurchased concurrently with the closing of the follow-on offering of Class B shares by selling stockholders completed on October 1. At December 31, 2010, the company had $87.5 million remaining of its $300 million share repurchase authorization.

Conference Call
Verisk’s management team will host a live audio webcast on Tuesday, March 1, 2011, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-368-8165 for U.S./Canada participants or 970-315-0262 for international participants.
A replay of the webcast will be available on the Verisk investor website for 30 days and also through the conference call number 1-800-642-1687 for U.S./Canada participants or 706-645-9291 for international participants using Conference ID #38848298.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, mortgage, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA and Adjusted EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

EBITDA and Adjusted EBITDA
Table 5 below sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA based on our historical results:
Table 5

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2010	2009	%	2010	2009	%

Net Income/(loss)	$65,893	$(6,445)	NM	$242,552	$126,614	91.6%
Depreciation and amortization of fixed and intangible assets	17,736	17,679	0.3%	68,126	71,199	(4.3%)
Acquisition related liabilites adjustment	—	—	N/A	(544)	—	N/A
Investment (income) and realized losses on securities, net	(147)	1,917	(107.7%)	(400)	2,137	(118.7%)
Interest expense	9,269	9,139	1.4%	34,664	35,265	(1.7%)
Provision for income taxes	38,692	37,547	3.0%	164,098	137,991	18.9%

EBITDA	$131,443	$59,837	119.7%	$508,496	$373,206	36.3%

plus: ESOP allocation expense	—	57,720		—	67,322
plus: IPO-related costs	—	3,005		—	6,971

Adjusted EBITDA	$131,443	$120,562	9.0%	$508,496	$447,499	13.6%

EBITDA and Adjusted EBITDA are financial measures that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment and other income, realized (gains)/losses on securities, interest expense, income taxes, depreciation, amortization, and acquisition-related liabilities adjustment. The company defines “Adjusted EBITDA” as EBITDA before ESOP allocation expense, IPO-related costs, and other nonrecurring items.
Although EBITDA and Adjusted EBITDA are frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirement for, our working capital needs.

•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$54,974	$71,527
Available-for-sale securities	5,653	5,445
Accounts receivable, net of allowance for doubtful accounts of $4,028 and $3,844, respectively	126,564	89,436
Prepaid expenses	17,791	16,155
Deferred income taxes, net	3,681	4,405
Federal and foreign income taxes receivable	15,783	16,721
State and local income taxes receivable	8,923	—
Other current assets	7,066	21,656

Total current assets	240,435	225,345

Noncurrent assets:
Fixed assets, net	93,409	89,165
Intangible assets, net	200,229	108,526
Goodwill	632,668	490,829
Deferred income taxes, net	21,879	66,257
State income taxes receivable	1,773	6,536
Other assets	26,697	10,295

Total assets	$1,217,090	$996,953

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$111,995	$101,401
Acquisition related liabilities	3,500	—
Short-term debt and current portion of long-term debt	437,717	66,660
Pension and postretirement benefits, current	4,663	5,284
Fees received in advance	163,007	125,520
State and local income taxes payable	—	1,414

Total current liabilities	720,882	300,279

Noncurrent liabilities:
Long-term debt	401,826	527,509
Pension benefits	95,528	102,046
Postretirement benefits	23,083	25,108
Other liabilities	90,213	76,960

Total liabilities	1,331,532	1,031,902

Commitments and contingencies
Stockholders’ equity/(deficit):
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 150,179,126 and 125,815,600 shares issued and 143,067,924 and 125,815,600 outstanding as of December 31, 2010 and 2009, respectively	39	30
Verisk Class B (Series 1) common stock, $.001 par value; 400,000,000 shares authorized; 198,327,962 and 205,637,925 shares issued and 12,225,480 and 27,118,975 outstanding as of December 31, 2010 and 2009, respectively	47	50
Verisk Class B (Series 2) common stock, $.001 par value; 400,000,000 shares authorized; 193,665,008 and 205,637,925 shares issued and 14,771,340 and 27,118,975 outstanding as of December 31, 2010 and 2009, respectively	49	50
Unearned KSOP contributions	(988)	(1,305)
Additional paid-in capital	754,708	652,573
Treasury stock, at cost, 372,107,352 and 357,037,900 shares as of December 31, 2010 and 2009, respectively	(1,106,321)	(683,994)
Retained earnings	293,827	51,275
Accumulated other comprehensive loss	(55,803)	(53,628)

Total stockholders’ deficit	(114,442)	(34,949)

Total liabilities and stockholders’ deficit	$1,217,090	$996,953

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter (Unaudited) and Year Ended December 31, 2010

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except for share and per share data)
Revenues	$293,158	$265,126	$1,138,343	$1,027,104

Expenses:
Cost of revenues (exclusive of items shown separately below)	116,475	153,410	463,473	491,294
Selling, general and administrative	45,240	51,879	166,374	162,604
Depreciation and amortization of fixed assets	10,820	10,044	40,728	38,578
Amortization of intangible assets	6,916	7,635	27,398	32,621
Acquisition related liabilities adjustment	—	—	(544)	—

Total expenses	179,451	222,968	697,429	725,097

Operating income	113,707	42,158	440,914	302,007

Other income/(expense):
Investment income	122	74	305	195
Realized gains/(losses) on securities, net	25	(1,991)	95	(2,332)
Interest expense	(9,269)	(9,139)	(34,664)	(35,265)

Total other expense, net	(9,122)	(11,056)	(34,264)	(37,402)

Income before income taxes	104,585	31,102	406,650	264,605
Provision for income taxes	(38,692)	(37,547)	(164,098)	(137,991)

Net income/(loss)	$65,893	$(6,445)	$242,552	$126,614

Basic net income/(loss) per share of Class A and Class B (1):	$0.38	$(0.04)	$1.36	$0.72

Diluted net income/(loss) per share of Class A and Class B (1):	$0.37	$(0.03)	$1.30	$0.70

Weighted average shares outstanding:
Basic (1)	171,701,120	179,545,631	177,733,503	174,767,795

Diluted (1)	179,394,531	188,479,023	186,394,962	182,165,661

(1)	All share and per share data throughout this report has been adjusted to reflect a fifty-for-one stock split. Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Quarter (Unaudited) and Year Ended December 31, 2010

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(In thousands)
Cash flows from operating activities:
Net income/(loss)	$65,893	$(6,445)	$242,552	$126,614
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization of fixed assets	10,820	10,044	40,728	38,578
Amortization of intangible assets	6,916	7,635	27,398	32,621
Amortization of debt issuance costs	307	785	1,463	785
Allowance for doubtful accounts	86	224	648	916
KSOP compensation expense	2,922	58,445	11,573	76,065
Stock-based compensation	5,308	4,218	21,298	12,744
Non-cash charges associated with performance based appreciation awards	274	1,390	789	4,039
Acquisition related liabilities adjustment	—	—	(544)	—
Realized (gains)/losses on securities, net	(25)	1,991	(95)	2,332
Deferred income taxes	12,187	7,200	10,294	12,190
Other operating	15	15	198	222
Loss on disposal of assets	158	468	239	810
Non-cash charges associated with lease termination	—	—	—	196
Excess tax benefits from exercised stock options	(33,932)	(18,253)	(49,015)	(19,976)

Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	16,095	14,956	(24,559)	(1,990)
Prepaid expenses and other assets	2,230	402	899	(1,839)
Federal and foreign income taxes	23,227	3,202	50,232	13,662
State and local income taxes	(8,447)	7,792	(5,679)	5,710
Accounts payable and accrued liabilities	7,595	1,627	4,340	2,986
Acquisition related liabilities	—	—	—	(300)
Fees received in advance	(8,567)	(27,954)	20,984	10,460
Other liabilities	(8,837)	3,083	(17,711)	9,576

Net cash provided by operating activities	94,225	70,825	336,032	326,401

Cash flows from investing activities:

Acquisitions, net of cash acquired of $7,412 and $0 and $8,968 and $9,477 for the three months ended and years ended December 31, 2010 and 2009, respectively	(183,192)	(2,519)	(189,578)	(61,350)
Earnout payments	—	—	—	(78,100)
Proceeds from release of acquisition related escrows	—	105	283	129
Escrow funding associated with acquisitions	(14,480)	(236)	(15,980)	(7,636)
Purchases of available-for-sale securities	(192)	(125)	(516)	(575)
Proceeds from sales and maturities of available-for-sale securities	98	114	743	886
Purchases of fixed assets	(16,435)	(14,375)	(38,641)	(38,694)

Net cash used in investing activities	(214,201)	(17,036)	(243,689)	(185,340)

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For The Quarter (Unaudited) and Year Ended December 31, 2010

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	—	80,000
Proceeds from issuance of short-term debt with original maturities of three months or greater	215,000	—	215,000	—
Proceeds/(repayments) of short-term debt, net	100,230	(66,052)	35,000	(59,244)
Redemption of ISO Class A common stock	—	—	—	(46,740)
Repurchase of Verisk Class A common stock	(80,484)	—	(210,246)	—
Repurchase of Verisk Class B-1 common stock	(199,936)	—	(199,936)	—
Repurchase of Verisk Class B-2 common stock	(9,879)	—	(9,879)	—
Net share settlement of taxes upon exercise of stock options	—	—	(15,051)	—
Repayment of current portion of long-term debt	—	—	—	(100,000)
Payment of debt issuance cost	—	—	(1,781)	(4,510)
Excess tax benefits from exercised stock options	33,932	18,253	49,015	19,976
Proceeds from stock options exercised	15,321	5,097	35,482	7,709
Other financing	(6,391)	—	(6,391)	—

Net cash provided by/(used in) financing activities	67,793	(42,702)	(108,787)	(102,809)
Effect of exchange rate changes	(98)	(120)	(109)	90

(Decrease)/increase in cash and cash equivalents	(52,281)	10,967	(16,553)	38,342
Cash and cash equivalents, beginning of period	107,255	60,560	71,527	33,185

Cash and cash equivalents, end of period	$54,974	$71,527	$54,974	$71,527

Supplemental disclosures:
Taxes paid	$16,864	$20,541	$113,609	$111,458

Interest paid	$8,638	$8,377	$32,989	$34,201

Non-cash investing and financing activities:
Repurchase of Verisk Class A common stock included in accounts payable and accrued liabilities	$2,266	$—	$2,266	$—

Redemption of ISO Class A common stock used to fund the exercise of stock options	$—	$—	$—	$2,326

Deferred tax (liabilities)/assets established as a result of acquisitions	$(36,188)	$3,179	$(36,537)	$(5,728)

Capital lease obligations	$1,554	$3,659	$1,554	$3,659

Capital expenditures included in accounts payable and accrued liabilities	$2,138	$1,388	$2,138	$1,388

Decrease in goodwill due to finalization of acquisition related liabilities	$—	$—	$—	$(4,300)

Increase in goodwill due to acquisition related escrow distributions	$—	$181	$6,996	$181

Increase in goodwill due to accrual of acquisition related liabilities	$1,500	$—	$3,500	$—